As filed with the Securities and Exchange Commission on July 6, 2004.
Registration Statement No. 333-116647

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————————
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
——————————

RC2 CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
——————————
                    Delaware                                    36-4088307
                 (State or Other Jurisdiction of     (I.R.S. Employer
                Incorporation or Organization)    Identification Number)
1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
(630) 573-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

CURTIS W. STOELTING
Chief Executive Officer
RC2 Corporation
1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
Telephone (630) 573-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

                                                                    James M. Bedore, Esq.                                         Thomas J. Murphy, Esq.
                                                            Reinhart Boerner Van Deuren s.c.                                McDermott Will & Emery LLP
                                                           1000 North Water Street, Suite 2100                                 227 West Monroe Street
                                                              Milwaukee, Wisconsin 53202                                           Chicago, IL 60606
                                                                        (414) 298-1000                                                         (312) 372-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the Registrant.

       If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (4)

Common Stock, par value $0.01 per share	$150,000,000	$150,000,000	$19,005

(1)  The amount to be registered, the proposed maximum aggregate price per unit and the proposed maximum aggregate offering price have been omitted in accordance with General Instruction II.D. of Form S-3.
(2)  Includes such indeterminate amount of common stock as may be periodically issued at indeterminate prices.
(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The maximum aggregate offering price of the securities to be registered will not exceed $150,000,000.
(4)  Filing fee paid previously in connection with the initial filing on June 18, 2004.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus
Subject To Completion, July 6, 2004

[GRAPHIC]
$150,000,000

RC2 Corporation
Common Stock
____________________

We and the selling stockholders identified in this prospectus may sell shares of our common stock from time to time for total proceeds of up to $150,000,000.  The selling stockholders identified in this prospectus may not sell more than 220,000 shares of our common stock from time to time under this prospectus.

      Our common stock is listed on the Nasdaq National Market under the symbol "RCRC."

The shares of common stock may be offered in amounts, at prices and on terms to be determined at the time of the offering. We will provide specific terms of each offering in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

An investment in these securities involves risks. See "Risk Factors" beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement.
____________________

_______________, 2004

TABLE OF CONTENTS

	Page		Page

Special Note Regarding Forward-Looking Statements	i	Selling Stockholders	9
About this Prospectus	ii	Plan of Distribution	11
Risk RC2 Corporation	1	Indemnification of Directors and Officers	12
Risk Factors	2	Legal Matters	12
Use of Proceeds	7	Experts	13
Description of Common Stock	8	Where You Can Find More
		Information About Us	13

You should only rely on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with any other information. We are offering to sell, and seeking offers to buy, the securities referred to in this prospectus and the prospectus supplement only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus and that any information in any accompanying prospectus supplement is accurate only as of the date of such accompanying prospectus supplement.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus, an accompanying prospectus supplement and the documents that are incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future," "strive" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described under the caption "Risk Factors" and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings and the selling stockholders identified in this prospectus may sell up to 220,000 shares of our common stock in one or more offerings.  The total dollar amount of the shares of the common stock we and the selling stockholders sell through these offerings will not exceed $150,000,000.   This prospectus provides you with a general description of the shares of common stock we and the selling stockholders may offer. Each time we or the selling stockholders sell shares of common stock, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information About Us."

ii

RC2 CORPORATION

We are a leading designer, producer and marketer of high quality, innovative, branded collectible, hobby, toy and infant products targeted at adults and children. Our leadership position is measured by sales and brand recognition.  Our diverse product offerings include: RC2's Learning Curve Brands for traditional children's and infant toys and RC2's Collectible Brands, which consist of automotive, high performance and racing vehicle replicas; agricultural, construction and outdoor sports vehicle replicas; sports trading cards, apparel and souvenirs; and collectible figures. These products are sold under market-focused brand names, including Racing Champions®, Ertl®, Ertl Collectibles®, Learning Curve®, American Muscle™, Johnny Lightning® , AMT®, Polar Lights®, W. Britain®, Press Pass®, Eden®, Feltkids®, JoyRide®, JoyRide Studios® and Memory Lane™. We generally support these brands and enhance the authenticity of our products by linking them with highly recognized licensed properties from high-profile companies such as John Deere, HIT Entertainment (Thomas & Friends), Case New Holland, Polaris, Honda, Ford, GM, DaimlerChrysler, NASCAR, NHRA, Texaco, Universal Studios, Warner Brothers, DIC Entertainment, Discovery Channel and Microsoft. Our products are marketed through multiple channels of distribution, including chain retailers, specialty and hobby wholesalers and retailers, dealer networks for original equipment manufacturers such as the John Deere dealer network, corporate accounts for promotional purposes and direct to consumers. We sell through more than 25,000 retail outlets located in North America, Europe, Australia and Asia Pacific.

On June 4, 2004, we entered into a definitive agreement to acquire The First Years Inc. The First Years, based in Avon, Massachusetts, is an international developer and marketer of infant and toddler care and play products sold under The First Years® brand name and under various licenses, including Winnie the Pooh. The First Years' products are sold at toy, mass merchandising, drug and grocery chains, and at specialty retailers. The First Years' net sales for the twelve months ended March 31, 2004 were $138.9 million. The transaction is a cash merger and is subject to regulatory approvals, approval by the shareholders of The First Years and other closing conditions. The acquisition is expected to close in the third quarter of 2004. The merger agreement calls for RC2 to purchase all of The First Years' outstanding shares at a purchase price of $18.60 per share, which net of cash acquired, equates to a cash consideration of approximately $136.8 million. This amount excludes certain costs, including transaction fees and expenses.

On June 4, 2004 we entered into a definitive agreement to acquire Playing Mantis, Inc. The transaction was an asset purchase with an effective date of June 1, 2004, and was funded on June 7, 2004. Closing consideration consisted of $17.0 million of cash and 91,388 shares of our common stock. Playing Mantis, based in Mishawaka, Indiana, designs and markets collectible vehicle replicas under the Johnny Lightning® and Polar Lights® brands and collectible figures under the Memory Lane™ brand. Playing Mantis' products are primarily sold at mass merchandising, hobby, craft, drug and grocery chains. In 2003, Playing Mantis' net sales were $28.5 million. Additional cash consideration of up to $4.0 million may be earned in the transaction by Playing Mantis based on achieving net sales and margin targets for 2004 and net sales targets for 2005.

We are a Delaware corporation that was originally formed in April 1996 as a holding company to combine the domestic operations of a privately held Illinois corporation formed in 1989 and the foreign operations of four affiliated foreign corporations. We were originally named Collectible Champions, Inc. In 1997, we changed our name to Racing Champions Corporation before our initial public offering. In 2002, we changed our name to Racing Champions Ertl Corporation to reflect our integration of the business of The Ertl Company, Inc. In 2003, following our acquisition of Learning Curve International, Inc., we changed our name to RC2 Corporation.

Our principal executive offices are located at 1111 West 22nd Street, Suite 320, Oak Brook, Illinois 60523 and our telephone number is (630) 573-7200. We maintain our corporate web site at www.rc2corp.com. Information on our web site is not part of this prospectus.

RISK FACTORS

Before purchasing any of our securities offered by this prospectus or a prospectus supplement, you should carefully consider the following risk factors and the other information contained in or incorporated by reference into this prospectus.

Risks Related to Our Business

Our net sales and profitability depend on our ability to continue to conceive, design and market products that appeal to consumers.

The introduction of new products is critical in our industry and to our growth strategy. Our business depends on our ability to continue to conceive, design and market new products and upon continuing market acceptance of our product offerings. Rapidly changing consumer preferences and trends make it difficult to predict how long consumer demand for our existing products will continue or what new products will be successful. Our current products may not continue to be popular or new products we introduce may not achieve adequate consumer acceptance for us to recover development, manufacturing, marketing and other costs. A decline in consumer demand for our products, our failure to develop new products on a timely basis in anticipation of changing consumer preferences or the failure of our new products to achieve and sustain consumer acceptance could reduce our net sales and profitability.

Competition for licenses could increase our licensing costs or limit our ability to market products.

We market virtually all of our products under licenses from other parties. These licenses are generally limited in scope and duration and generally authorize the sale of specific licensed products on a nonexclusive basis. Our license agreements often require us to make minimum guaranteed royalty payments that may exceed the amount we are able to generate from actual sales of the licensed products. Any termination of our significant licenses, or any inability to develop and enter into new licenses, could limit our ability to market our products or develop new products and reduce our net sales and profitability. Competition for licenses could require us to pay licensors higher royalties and higher minimum guaranteed payments in order to obtain or retain attractive licenses, which could increase our expenses. In addition, licenses granted to other parties, whether or not exclusive, could limit our ability to market products, including products we currently market, which could cause our net sales and profitability to decline.

 Competition in our markets could reduce our net sales and profitability.

We operate in highly competitive markets. We compete with several large domestic and foreign companies, such as Mattel, Inc. and Hasbro, Inc., with private label products sold by many of our retail customers and with other producers of vehicle replicas, toys and infant products. Many of our competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources than we have. In addition, we may face competition from new participants in our markets because the collectible and toy industries have limited barriers to entry. We experience price competition for our products, competition for shelf space at retailers and competition for licenses, all of which may increase in the future. If we cannot compete successfully in the future, our net sales and profitability will likely decline.

2

We may experience difficulties in integrating strategic acquisitions.

As part of our growth strategy, we intend to pursue acquisitions that are consistent with our mission and enable us to leverage our competitive strengths. We acquired Learning Curve International, Inc. effective February 28, 2003 and Playing Mantis, Inc. effective June 1, 2004, and we recently entered into a definitive agreement to acquire The First Years Inc. The integration of other businesses and their operations into our operations involves a number of risks including:

•  the acquired business may experience losses which could adversely affect our profitability;
•  unanticipated costs relating to the integration of acquired businesses may increase our expenses;
•  possible failure to obtain any necessary consents to the transfer of licenses or other agreements of the acquired company;
•  possible failure to maintain customer, licensor and other relationships of the acquired company after the closing of the transaction;
•  difficulties in achieving planned cost-savings and synergies may increase our expenses or decrease our net sales;
•  diversion of management's attention could impair their ability to effectively manage our business operations; and
•  unanticipated management or operational problems or liabilities may adversely affect our profitability and financial condition.

Additionally, to finance our strategic acquisitions, we have borrowed funds under our credit facility and we may borrow additional funds to complete future acquisitions. This debt leverage could adversely affect our profit margins and limit our ability to capitalize on future business opportunities.

We depend on the continuing willingness of chain retailers to purchase and provide shelf space for our products.

In 2003, we sold 45.9% of our products to chain retailers. Our success depends upon the continuing willingness of these retailers to purchase and provide shelf space for our products. We do not have long-term contracts with our customers. In addition, our access to shelf space at retailers may be reduced by store closings, consolidation among these retailers and competition from other products. An adverse change in our relationship with or the financial viability of one or more of our customers could reduce our net sales and profitability.

We may not be able to collect outstanding accounts receivable from our major retail customers.

Many of our retail customers generally purchase large quantities of our products on credit, which may cause a concentration of accounts receivable among some of our largest customers. Our profitability may be harmed if one or more of our largest customers were unable or unwilling to pay these accounts receivable when due or demand credits or other concessions for products they are unable to sell. We only maintain credit insurance for certain of our major customers and the amount of this insurance generally does not cover the total amount of the accounts receivable. As of December 31, 2002 and 2003, our credit insurance covered approximately 15.6% and 10.6%, respectively, of our total gross accounts receivable. Insurance coverage for future sales is subject to reduction or cancellation.

3

We rely on a limited number of foreign suppliers in China to manufacture a majority of our products.

We rely on six third-party, dedicated suppliers in China to manufacture a majority of our products in eight factories, four of which are located in close proximity to each other in the Racing Industrial Zone manufacturing complex in China. Our China-based product sourcing accounted for approximately 82.5% of our total product purchases in 2003. The six third-party, dedicated suppliers who manufacture only our products accounted for approximately 64.0% of our China-based product purchases in 2003. We have only purchase orders and not long-term contracts with our foreign suppliers. Because we rely on these suppliers for flexible production and have integrated these suppliers with our development and engineering teams, if these suppliers do not continue to manufacture our products exclusively, our product sourcing would be adversely affected. Difficulties encountered by these suppliers such as a fire, accident, natural disaster or an outbreak of severe acute respiratory syndrome (SARS) at one or more of their facilities, could halt or disrupt production at the affected facilities, delay the completion of orders, cause the cancellation of orders, delay the introduction of new products or cause us to miss a selling season applicable to some of our products. Any of these risks could increase our expenses or reduce our net sales.

Increases in the cost of the raw materials used to manufacture our products could increase our cost of sales and reduce our gross margins.

Since our products are manufactured by third-party suppliers, we do not directly purchase the raw materials used to manufacture our products. However, the prices we pay our suppliers may increase if their raw materials, labor or other costs increase. We may not be able to pass along such price increases to our customers. As a result, increases in the cost of raw materials, labor or other costs associated with the manufacturing of our products could increase our cost of sales and reduce our gross margins.

Currency exchange rate fluctuations could increase our expenses.

Our net sales are primarily denominated in U.S. dollars, except for a small amount of net sales denominated in U.K. pounds, Australian dollars, Euros or Canadian dollars. Our purchases of finished goods from Chinese manufacturers are denominated in Hong Kong dollars. Expenses for these manufacturers are denominated in Chinese Renminbi. As a result, any material increase in the value of the Hong Kong dollar or the Renminbi relative to the U.S. dollar or the U.K. pound would increase our expenses and therefore could adversely affect our profitability. We are also subject to exchange rate risk relating to transfers of funds denominated in U.K. pounds, Australian dollars, Canadian dollars or Euros from our foreign subsidiaries to the United States. Historically, we have not hedged our foreign currency risk.

Because we rely on foreign suppliers and we sell products in foreign markets, we are susceptible to numerous international business risks that could increase our costs or disrupt the supply of our products.

Our international operations subject us to the following risks:

•  economic and political instability;
•  restrictive actions by foreign governments;
•  greater difficulty enforcing intellectual property rights and weaker laws protecting intellectual property rights;
•  changes in import duties or import or export restrictions;

4

•  delays in shipping of product and unloading of product through West Coast ports as well as delays in rail/truck delivery to our  warehouse and/or a customer's warehouse;
•      complications in complying with the laws and policies of the United States affecting the importation of goods, including duties, quotas and taxes; and
•      complications in complying with trade and foreign tax laws.

Any of these risks could disrupt the supply of our products or increase our expenses. The costs of compliance with trade and foreign tax laws increases our expenses and actual or alleged violations of such laws could result in enforcement actions or financial penalties that could result in substantial costs.

Product liability, product recalls and other claims relating to the use of our products could increase our costs.

Because we sell collectibles and toys to consumers, we face product liability risks relating to the use of our products. We also must comply with a variety of product safety and product testing regulations. If we fail to comply with these regulations or if we face product liability claims, we may be subject to damage awards or settlement costs that exceed our insurance coverage and we may incur significant costs in complying with recall requirements. In addition, substantially all of our licenses give the licensor the right to terminate if any products marketed under the license are subject to a product liability claim, recall or similar violations of product safety regulations or if we breach covenants relating to the safety of the products or their compliance with product safety regulations. A termination of a license could adversely affect our net sales. Even if a product liability claim is without merit, the claim could harm our reputation and divert management's attention and resources from our business.

Trademark infringement or other intellectual property claims relating to our products could increase our costs.

Our industry is characterized by frequent litigation regarding trademark and patent infringement and other intellectual property rights. We are and have been a defendant in trademark and patent infringement claims and claims of breach of license from time to time, and we may continue to be subject to such claims in the future. The defense of intellectual property litigation is both costly and disruptive of the time and resources of our management even if the claim is without merit. We also may be required to pay substantial damages or settlement costs to resolve intellectual property litigation.

Our debt covenants may limit our ability to complete acquisitions, incur debt, make investments, sell assets, merge or complete other significant transactions.

Our credit agreement includes provisions that place limitations on a number of our activities, including our ability to:

•   incur additional debt;
•   create liens on our assets or make guarantees;
•   make certain investments or loans;
•   pay dividends; or
•   dispose of or sell assets or enter into a merger or similar transaction.

These debt covenants could restrict our ability to pursue opportunities to expand our business operations.

5

Sales of our products are seasonal, which causes our operating results to vary from quarter to quarter.

Sales of our products are seasonal. Historically, our net sales and profitability have peaked in the third quarter due to the holiday season buying patterns. Seasonal variations in operating results may cause us to increase our debt levels and interest expense in the second and third quarters and may tend to depress our stock price during the first and second quarters.

Risks Related to Our Common Stock

The trading price of our common stock has been volatile and investors in our common stock may experience substantial losses.

The trading price of our common stock has been volatile and may continue to be volatile in the future. The trading price of our common stock could decline or fluctuate in response to a variety of factors, including:

•  our failure to meet the performance estimates of securities analysts;
•  changes in financial estimates of our net sales and operating results or buy/sell recommendations by securities analysts;
•  the timing of announcements by us or our competitors concerning significant product developments, acquisitions or  financial performance;
•  fluctuation in our quarterly operating results;
•  substantial sales of our common stock;
•  general stock market conditions; or
•  other economic or external factors.

We may face future securities class action lawsuits that could require us to pay damages or settlement costs and otherwise harm our business.

A securities class action lawsuit was filed against us in 2000 following a decline in the trading price of our common stock from $17.00 per share on June 21, 1999 to $6.50 per share on June 28, 1999. We settled this lawsuit in 2002 with a $1.8 million payment, covered by insurance, after incurring legal costs of $1.0 million that were not covered by insurance. Future volatility in the price of our common stock may result in additional securities class action lawsuits against us, which may require that we pay substantial damages or settlement costs in excess of our insurance coverage and incur substantial legal costs, and which may divert management's attention and resources from our business.

A limited number of our shareholders can exert significant influence over us.

As of March 2, 2004, our executive officers and directors collectively beneficially owned 18.9% of the outstanding shares of our common stock. This share ownership would permit these stockholders, if they chose to act together, to exert significant influence over the outcome of stockholder votes, including votes concerning the election of directors, by-law amendments, possible mergers, corporate control contests and other significant corporate transactions.

6

Various restrictions in our charter documents, Delaware law and our credit agreement could prevent or delay a change of control of us which is not supported by our board of directors.

We are subject to a number of provisions in our charter documents, Delaware law and our credit agreement that may discourage, delay or prevent a merger, acquisition or change of control that a stockholder may consider favorable. These anti-takeover provisions include:

•  advance notice procedures for nominations of candidates for election as directors and for stockholder proposals to be considered at stockholders' meetings;
•  covenants in our credit agreement restricting mergers, asset sales and similar transactions and a provision in our credit agreement that triggers an event of default upon the acquisition by a person or group of persons of beneficial ownership of 33-1/3% or more of our outstanding common stock; and
•  the Delaware anti-takeover statute contained in Section 203 of the Delaware General Corporation Law.

Section 203 of the Delaware General Corporation Law prohibits a merger, consolidation, asset sale or other similar business combination between RC2 and any stockholder of 15% or more of our voting stock for a period of three years after the stockholder acquires 15% or more of our voting stock, unless (1) the transaction is approved by our Board of Directors before the stockholder acquires 15% or more of our voting stock, (2) upon completion of the transaction the stockholder owns at least 85% of our voting stock outstanding at the commencement of the transaction or (3) the transaction is approved by our board of directors and the holders of 66-2/3% of our voting stock excluding shares of our voting stock owned by the stockholder.

USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures and acquisitions.  In the event that the selling stockholders sell any shares of our common stock, such selling stockholders would receive all of the net proceeds from the sale of their common stock.

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DESCRIPTION OF COMMON STOCK

If we or the selling stockholders offer shares of our common stock, the prospectus supplement will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the Nasdaq National Market or other exchange on which the common stock is then listed, including a recent reported last sale price of the common stock.

Our authorized common stock consists of 28,000,000 shares of common stock, par value $0.01 per share. At June 17, 2004, we had 17,625,963 shares of our common stock outstanding and held of record by 147 stockholders. In addition, at June 17, 2004, options to purchase an aggregate of 1,721,798 shares of our common stock were outstanding.
All shares of our common stock currently outstanding are, and the shares of common stock offered by this prospectus will, when issued, be validly issued and fully paid and nonassessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

The following description of our common stock and certain provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are summaries and are not complete. You should carefully review the provisions of our certificate of incorporation and by-laws and appropriate provisions of the Delaware General Corporation Law.

Voting

Holders of our common stock are entitled to one vote per share and vote together as a single class, except where a separate class vote is required under Delaware law.

Dividends

We have not paid any cash dividends on our common stock.  We intend to retain any earnings for use in operations, to repay indebtedness, and for expansion of our business, and therefore, do not anticipate paying any cash dividends in the foreseeable future.  Our credit agreement prohibits us from declaring or paying any dividends on any class or series of our caital stock.  This prohibition will apply as long as any credit is available or outstanding under the credit agreement that currently has a maturity date of April 30, 2006.  In addition, any indentures for debt securities issued in the future and any other credit agreements entered into in the future may restrict or prohibit the payment of cash dividends.

Certain Statutory Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law prohibits a merger, consolidation, asset sale or other similar business combination between RC2 and any stockholder of 15% or more of our voting stock for a period of three years after the stockholder acquires 15% or more of our voting stock, unless (1) the transaction is approved by our Board of Directors before the stockholder acquires 15% or more of our voting stock, (2) upon completion of the transaction the stockholder owns at least 85% of our voting stock outstanding at the commencement of the transaction or (3) the transaction is approved by our board of directors and the holders of 66-2/3% of our voting stock excluding shares of our voting stock owned by the stockholder.

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SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder and:

    •  the number of shares and percentage of our common stock beneficially owned by each selling stockholder as of June 17, 2004;
    •  the maximum number of shares of our common stock that may be offered for the account of each selling stockholder; and
    •  the number of shares and percentage of our common stock to be beneficially owned by each selling stockholder assuming the sale of all shares of common stock that the selling stockholder may sell under this prospectus.

  The actual number of shares, if any, of our common stock to be offered by each selling stockholder and the number and percentage of shares of our common stock to be beneficially owned by each selling stockholder following such offering will be disclosed in an applicable prospectus supplement.

  The following table is based on information supplied to us by the selling stockholders. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of June 17, 2004, are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 17,625,963 shares outstanding as of June 17, 2004.

Unless otherwise indicated, the address for each selling stockholder listed below is 1111 West 22nd Street, Suite 320, Oak Brook, Illinois 60523.  Each of the selling stockholders is a director, executive officer and/or key employee of RC2.

	Number of Shares Beneficially Owned			Number of Shares Beneficially Owned After the Sale of Maximum Number of Shares

Name	Number	%	Maximum Number of Shares to be Sold Hereunder	Number	%

Robert E. Dods (1)	568,450	3.2%	30,000	538,450	3.1%
Boyd L. Meyer (2)	686,450	3.9	30,000	656,450	3.7
Peter K.K. Chung (3)	692,451	3.9	30,000	662,451	3.8
Curtis W. Stoelting (4)	387,763	2.2	20,000	367,763	2.1
Richard E. Rothkopf	210,438	1.2	30,000	180,438	1.0
Peter J. Henseler (5)	178,335	1.0	20,000	158,335	*
Jody L. Taylor (6)	55,547	*	20,000	35,547	*
John Walter Lee II (7)	56,395	*	20,000	36,395	*
Helena Lo (8)	54,628	*	34,628	34,628	*
__________________
*Denotes less than 1%.

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(1)    Represents shares of common stock held by a revocable trust pursuant to which Mr. Dods is a beneficiary.
(2)    Represents 401,652 shares of common stock held by revocable trust for which Mr. Meyer serves as trustee and 284,798 shares of common stock held by the Meyer Family Limited Partnership.
(3)    Represents shares of common stock held by corporations controlled by Mr. Chung.
(4)    Includes (a) 3,200 shares of common stock held with Mr. Stoelting's wife as joint tenants; (b) 214,601 shares of common stock subject to stock options; and (c) 2,497 shares of common stock purchased pursuant to an employee stock purchase plan.
(5)    Includes 143,422 shares of common stock subject to stock options.
(6)    Includes (a) 53,342 shares of common stock subject to stock options and (b) 300 shares of common stock purchased pursuant to an employee stock purchase plan.
(7)    Represents shares of common stock held by a revocable trust for which Mr. Lee serves as trustee.
(8)    Includes 49,628 shares of common stock subject to stock options.

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PLAN OF DISTRIBUTION

We and the selling stockholders may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We and the selling stockholders may also sell securities directly to institutional investors or other purchasers or through agents. Any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, will be set forth in the prospectus supplement.

We and the selling stockholders may effect distribution of securities from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Unless otherwise indicated in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we and the selling stockholders may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We, the selling stockholders, or our respective agents may solicit offers to purchase securities from time to time. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities,  underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or the selling stockholders or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us or the selling stockholders and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us or the selling stockholders will be described, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us and the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the prospectus supplement, we and the selling stockholders will authorize agents and underwriters to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

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The underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates or the selling stockholders in the ordinary course of their respective businesses.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (i.e., if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, except if a director or officer is determined by a court to be liable to us in a derivative action, then the director or officer is not entitled to be indemnified unless the court in which such action was brought determines in view of all of the circumstances of the case that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Our By-Laws provide for mandatory indemnification of our directors and officers to the full extent of these statutory rights. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

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EXPERTS

The consolidated financial statements and schedules of RC2 Corporation and subsidiaries as of and for the years ended December 31, 2002 and 2003, have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the 2003 consolidated financial statements refers to the audit by KPMG LLP of the disclosures added to revise the 2001 consolidated financial statements, as more fully described in note 3 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

The consolidated financial statements and schedules of RC2 Corporation and its subsidiaries for the year ended December 31, 2001, incorporated by reference in this prospectus and in the registration statement, were audited by Arthur Andersen LLP, independent certified public accountants, as stated in their reports. We incorporated by reference copies of reports previously issued by Arthur Andersen LLP which were not re-issued by Arthur Andersen LLP. In those reports, that firm states that with respect to certain subsidiaries its opinion is based on the reports of other independent auditors, namely Ernst & Young LLP. The financial statements and schedules referred to above have been included in this prospectus in reliance upon the authority of those firms as experts in accounting and auditing.

On June 18, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and on June 20, 2002, we appointed KPMG LLP as our new independent public accountants. After reasonable efforts, we have been unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference in this prospectus of its report with respect to our consolidated financial statements. Under these circumstances, Rule 437a under the Securities Act permits the registration statement on Form S-3 of which this prospectus is a part to be filed without a written consent from Arthur Andersen LLP. The absence of a consent from Arthur Andersen LLP may limit claims against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in our consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated in those financial statements. We believe, however, that other persons who may be liable under Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen LLP's reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act. In addition, even if a claim is successfully asserted against Arthur Andersen LLP, Arthur Andersen LLP may not have sufficient assets to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to us).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the securities. This prospectus is a part of that registration statement. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that we have filed. You may inspect and copy the registration statement, including exhibits, at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. You can also obtain copies of this material at prescribed rates by mail by writing to the SEC, Attention: Public Records Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

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We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such reports, statements or other information at the Securities and Exchange Commission's public reference room in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information that we incorporate by reference is deemed to be part of this prospectus, except for any information superseded or modified by information in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference into this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.

Our SEC Filings	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2004
Description of our common stock set forth in our Registration Statement on Form 8-A	June 2, 1997

We also are incorporating by reference all additional documents that we will file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering. The information contained in these additional documents will automatically update and supercede information contained or incorporated by reference into this prospectus.

Documents which we incorporate by reference are available to each person, including any beneficial owner, to whom a prospectus is delivered from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at our principal executive offices as follows:

RC2 Corporation
1111 West 22nd Street, Suite 320
Oak Brook, IL 60523
Attention: Secretary
(630) 573-7200

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:

Item	Amount

SEC registration fee	$19,005
Printing expenses	50,000
Legal fees and expenses	150,000
Accounting fees and expenses	80,000
Miscellaneous expenses	50,000

Total	$349,005

__________

The expenses listed above assume that all of the securities registered by this registration statement will be issued in one transaction. If we issue the securities in more than one transaction, the expenses listed above may increase.

The expenses listed above, except for the SEC filing fee, are in each case estimated.

Item 15.   Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of RC2 Corporation (the "Company"), the Amended and Restated By-Laws of the Company (the "By-Laws") and the Delaware General Corporation Law ("DGCL"). This description is qualified in its entirety by reference to the Certificate of Incorporation, the By-Laws and the DGCL.

The Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the DGCL or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Under section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings,

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whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respectto any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to actions by or in the right of the corporation as a derivative action, section 145 of the DGCL provides that a corporation may indemnify directors, officers and other persons as described above, except if such person has been adjudged to be liable to the corporation, unless the court in which such action or suit was brought determines in view of all of the circumstances of the case that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper Article V of the By-Laws provides for the mandatory indemnification of directors, officers, employees or agents of the Company to the full extent permitted by the DGCL. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

Section 145 of the DGCL permits and Article V of the By-Laws authorizes the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL, the Certificate of Incorporation or the By-Laws.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16.   Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit
Number       Description

1.1           Form of Underwriting Agreement. *
5              Opinion of Reinhart Boerner Van Deuren s.c.
23.1         Consent of KPMG LLP.
23.2         Consent of Ernst & Young LLP.
23.3         Information regarding Arthur Andersen LLP. **
23.4         Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto).
24            Power of Attorney. **
__________

*        To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**  Previously filed.

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Item 17.  Undertakings.

                    (a)  The undersigned registrant hereby undertakes:

               (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

           (1)   For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

            (2)   For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on the 6th day of July, 2004.

RC2 CORPORATION

By:	/s/ Curtis W. Stoelting

Curtis W. Stoelting, Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Director	July 6, 2004
Robert E. Dods
*	Vice Chairman of the Board and Director	July 6, 2004
Boyd L. Meyer
*	Director	July 6, 2004
Peter K.K. Chung
/s/ Curtis W. Stoelting	Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2004
Curtis W. Stoelting
*	Director	July 6, 2004
John S. Bakalar

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*	Director	July 6, 2004
John J. Vosicky
*	Director	July 6, 2004
Paul E. Purcell
*	Director	July 6, 2004
Daniel M. Wright
*	Director	July 6, 2004
Richard E. Rothkopf
*	Director	July 6, 2004
Michael J. Merriman, Jr.
/s/ Jody L. Taylor	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 6, 2004
Jody L. Taylor

/s/ Curtis W. Stoelting		July 6, 2004
Curtis W. Stoelting *Attorney-in-Fact

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